Kenne Ruan, CPA, P.C.

Phone: (203) 824-0441 Fax: (203) 413-4686

40 Hemlock Hollow Road, Woodbridge, CT 06525

kruancpa@yahoo.com

       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated August 20, 2007 on the consolidated financial statement of Longdan International INC for the years ended September 30, 2006 and 2005, in this registration statement on Form SB-2, and to reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Kenne Ruan, CPA, P.C.

New Haven, Connecticut

December 10, 2007